                                                                  EXHIBIT 23(B)





                              CONSENT OF COUNSEL



The Colonial BancGroup, Inc.

         We hereby consent to use in this Form S-4 Registration Statement of The Colonial BancGroup, Inc., of our name in the Prospectus, which is a part of such Registration Statement, under the headings "APPROVAL OF THE MERGER - Certain Federal Income Tax Consequences" and "LEGAL MATTERS," and to the summarization of our opinions referenced therein.




/s/ MILLER, HAMILTON, SNIDER & ODOM, L.L.C.

May 23, 1996